                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     International Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                                LOGO OF IT CORP

                     INTERNATIONAL TECHNOLOGY CORPORATION
                            2790 MOSSIDE BOULEVARD
                     MONROEVILLE, PENNSYLVANIA 15146-2792

                               CONSENT STATEMENT

  In the enclosed Consent Statement, International Technology Corporation (the "Company") is requesting its Stockholders to consent, in lieu of voting at a special meeting of Stockholders, to the amendment of its Certificate of Incorporation to change its name to "THE IT GROUP, INC.".

  The Company requests that you review the enclosed Consent Statement, sign and date the enclosed Consent of Stockholders to Action Without a Meeting, and return it without delay in the enclosed postage-paid envelope. It is important that you sign the Consent exactly as your shares of Common Stock are registered.

  Holders of record of the Company's Common Stock and the Company's Convertible Preferred Stock at the close of business on October 22, 1998 are entitled to notice of and to consent with respect to the proposed action.

                                   By Order of the Board of Directors,

                                   /s/ JAMES G. KIRK

                                   James G. Kirk
                                   Secretary

October 23, 1998
Monroeville, Pennsylvania
                                                                     RECYCLED
                                                                       LOGO

                     INTERNATIONAL TECHNOLOGY CORPORATION
                            2790 MOSSIDE BOULEVARD
                     MONROEVILLE, PENNSYLVANIA 15146-2792

                             ---------------------

                               CONSENT STATEMENT
                               OCTOBER 23, 1998

  This Consent Statement is furnished in connection with the solicitation of written consents by the Board of Directors of International Technology Corporation, a Delaware corporation (the "Company"), for authorization to amend the Company's Certificate of Incorporation to change the Company's name to "THE IT GROUP, INC." It is anticipated that this Consent Statement will first be mailed to the holders of the Company's Common Stock and its Convertible Preferred Stock (as defined below) on or about October 23, 1998.

                   CHARTER AMENDMENT AND THE REASONS FOR IT

REASONS FOR THE NAME CHANGE AND CHARTER AMENDMENT

  Stockholders are requested to consent to the proposed amendment to the Company's Certificate of Incorporation (the "Charter Amendment") to change the Company's name in order to reflect the current and future strategic direction of the Company more positively. The Company believes that the "IT" name, which is used by the Company's principal operating subsidiary, has more widespread recognition with Company clients and within the environmental services industry than the Company's current name. The Company believes that the new name maintains the Company's heritage while more closely reflecting the current and future strategic direction of the Company.

  As the Company's name is required to be stated in its Certificate of Incorporation (the "Certificate"), consent of stockholders is required to amend the Certificate and change the Company's name.

PROPOSED CHARTER AMENDMENT

  An amendment to Article First of the Company's Certificate of Incorporation to effect the change of the Company's name to "THE IT GROUP, INC.", substantially in the form contained in Appendix I to this Consent Statement, will be filed with the Office of the Secretary of State of the State of Delaware as soon as practicable after the Company receives consents representing the required number of shares from holders of the Common Stock and Convertible Preferred Stock.

                       VOTING SECURITIES OF THE COMPANY

THE COMPANY'S CAPITAL STOCK AND VOTING RIGHTS

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which 22,628,433 shares were issued and outstanding as of October 22, 1998, and 180,000 shares of preferred stock, par value $100 per share, of which 20,556 shares of 7% Cumulative Convertible Exchangeable Preferred Stock (the "7% Preferred Stock") and 45,819 shares of 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") were issued and outstanding as of October 22, 1998.

  In November 1996, the Company issued to purchasers affiliated with The Carlyle Group, a private, Washington, D.C.-based merchant bank ("The Carlyle Group"), 45,000 shares of newly issued Convertible Preferred Stock and warrants to purchase an additional 1,250,000 shares of Common Stock (the "Warrants") (at the current exercise price of $11.39 per share). After the merger with OHM Corporation (the "Merger") was consummated on June 11, 1998 pursuant to which 12,911,000 shares of Common Stock were issued, The Carlyle Group holds approximately 21% of the voting power of the Company (24% assuming exercise of the Warrants).

Common Stock

  Holders of shares of Common Stock are entitled to one vote for each share held of record on the record date on all matters submitted to a vote of the stockholders, except in connection with the election of directors, in which case holders of shares of Common Stock have cumulative voting rights.

Preferred Stock

  Convertible Preferred Stock. Holders of shares of Convertible Preferred Stock generally have the right to vote (on an as-converted basis) as a single class with the holders of shares of Common Stock and other classes or series of stock entitled to vote as a single class with the Common Stock, on all matters submitted to a vote of stockholders except (a) matters for which class voting is required by law or under the Certificate and (b) during the five-year period ending on November 20, 2001, with respect to the election of the directors required to be elected by holders of the Common Stock. In any vote with respect to which holders of shares of Convertible Preferred Stock have the right to vote as a single class with the holders of shares of Common Stock, each share of Convertible Preferred Stock is entitled to cast the number of votes equal to the number of votes which could be cast in that vote by a holder of the number of shares of Common Stock into which that share of Convertible Preferred Stock is convertible on the date of that vote. Shares of Convertible Preferred Stock may at any time, at the option of the holders of those shares, be converted into shares of Common Stock. Each share of the Convertible Preferred Stock is currently convertible into shares of Common Stock at the rate of 131.75 per share of Convertible Preferred Stock, subject to adjustment under certain circumstances.

  In addition, while the Convertible Preferred Stock is outstanding, the Company will not, among other things, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding Convertible Preferred Stock, amend, alter, waive the application of, or repeal any provision of the Company's Certificate of Incorporation, or enter into any agreement or take any corporate action which would in any manner alter, change or otherwise adversely affect the powers, rights or preferences of the Convertible Preferred Stock.

  7% Preferred Stock. Holders of shares of the 7% Preferred Stock are not entitled to vote on matters submitted to stockholders, except that holders are entitled to vote as a separate class to elect two directors if the equivalent of six or more quarterly dividends (whether consecutive or not) on the 7% Preferred Stock is in arrears. Accordingly, no consents are required or will be solicited from holders of the 7% Preferred Stock.

BENEFICIAL OWNERSHIP OF SHARES

  Certain Stockholders of the Company. The following table sets forth information as of October 15, 1998 with respect to beneficial ownership of (a) Common Stock, (b) Depositary Shares, each representing 1/100 of a share of 7% Preferred Stock (the "Depositary Shares"), (c) Convertible Preferred Stock and
(d) the Warrants, by (w) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock (based solely on information contained in Schedules 13D, -G, or -F (and Form 4s, in the case of the Brahman Capital Corp. et al) filed by such persons and delivered to the Company), Depositary Shares, Convertible Preferred Stock or Warrants, (x) each director of the Company, (y) the executive officers of the Company and (z) all directors and persons serving as executive officers of the Company as a group.

                           AMOUNT AND                   AMOUNT AND                 AMOUNT AND     PERCENT OF
                           NATURE OF       PERCENT OF   NATURE OF    PERCENT OF     NATURE OF    CONVERTIBLE
                           BENEFICIAL        COMMON     BENEFICIAL   DEPOSITARY    BENEFICIAL     PREFERRED
                          OWNERSHIP OF       STOCK     OWNERSHIP OF    SHARES     OWNERSHIP OF      STOCK
                             COMMON       BENEFICIALLY  DEPOSITARY  BENEFICIALLY   CONVERTIBLE   BENEFICIALLY
          NAME            STOCK (1)(2)     OWNED (2)      SHARES       OWNED     PREFERRED STOCK    OWNED
------------------------  ------------    ------------ ------------ ------------ --------------- ------------
TCG Holdings, L.L.C.....   6,524,308(3)      22.38%                                  40,782         89.53%
Carlyle Investment
 Management, L.L.C......     762,342(4)       3.26%                                   4,762         10.47%
Brahman Capital Corp. et
 al.....................   2,974,492(5)      13.14%
Libra Fund, L.P. (6)....   1,497,576           6.6%
Baron Capital Group,
 Inc. (7)...............   1,200,000           5.3%
Daniel A. D'Aniello (8).           0            --
Philip B. Dolan (8).....           0            --
E. Martin Gibson........      13,476             *        5,000           *
James C. McGill (9).....      24,463             *        1,000           *
Robert F. Pugliese......       2,966             *
James D. Watkins........       2,966             *
Anthony J. DeLuca.......      90,089             *
James G. Kirk...........       2,267             *
James R. Mahoney........      67,471             *
Richard W. Pogue........      69,841(10)         *
Raymond J. Pompe........      55,298             *
Charles W. Schmidt......      15,940             *
Philip O. Strawbridge...     169,169             *
All directors and
 executive officers as a
 group (13 persons)
 (11)...................     488,719          2.16%

---------------------
* Less than 1%

(1) The number of shares of Common Stock beneficially owned includes shares of Common Stock in which the persons set forth in the table have either investment or voting power. Unless otherwise indicated, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power, subject to community property laws where applicable. The number of shares beneficially owned also includes shares that the following individuals have the right to acquire within 60 days of October 15, 1998 upon exercise of stock options (and conversion of Depositary Shares in the case of Messrs. Gibson and McGill) in the following amounts: (i) 6,875 shares upon exercise of options and 5,351 shares upon conversion of the Depositary Shares as to Mr. Gibson, (ii) 1,875 shares upon exercise of options and 1,070 shares upon conversion of the Depositary Shares as to Mr. McGill, (iii) 55,760 shares as to Mr. Pogue, (iv) 13,940 shares as to Mr. Schmidt, (v) 34,334 shares as to Mr. DeLuca, (vi) 28,834 shares as to Mr. Mahoney, (vii) 17,355 shares as to Mr. Pompe, (viii) 2,267 shares as to Mr. Kirk, and (ix) 136,566 shares as to Mr. Strawbridge.

(2) For the purposes of determining the number of shares of Common Stock beneficially owned, as well as the percentage of outstanding Common Stock held, by each person or group set forth in the table, the number of such shares is divided by the sum of the number of outstanding shares of Common Stock on October 15, 1998 plus (i) the number of shares of Common Stock subject to options exercisable currently or within 60 days of October 15, 1998 by such person or group, (ii) shares of Common Stock into which persons who hold Depositary Shares or Convertible Preferred Stock may convert such security (or otherwise obtain Common Stock), and/or receive Common Stock upon exercise of Warrants, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended ("Rule 13d-3(d)(1)"). Depositary Shares may be converted at any time into Common Stock at the ratio of 1.0702 shares of Common Stock for each Depositary Share. The Convertible Preferred Stock may be converted at any time into Common Stock at the ratio of 131.75 shares of Common Stock for each share of Convertible Preferred Stock (reflecting a conversion price of $7.59 per share of Convertible Preferred Stock).

(3) Represents shares of Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Carlyle Warrants held by certain limited partnerships controlled by TCG Holdings, L.L.C., a Delaware limited liability company ("TCG Holdings"), as set forth in more detail in the following sentence. The cumulative TCG Holdings ownership figure represents (i) 1,815,140 shares beneficially owned by Carlyle Partners II, L.P., a Delaware limited partnership ("CPII"), (ii) 82,541 shares beneficially owned by Carlyle Partners III, L.P., a Delaware limited partnership ("CPIII"), (iii) 1,523,687 shares beneficially owned by Carlyle International Partners II, L.P., a Cayman Islands limited partnership ("CIPII"), (iv) 81,831 shares beneficially owned by Carlyle International Partners III, L.P., a Cayman Islands limited partnership ("CIPIII"), (v) 343,025 shares beneficially owned by C/S International Partners, a Cayman Islands partnership ("C/SIP"), (vi) 1,907 shares beneficially owned by Carlyle Investment Group, L.P., a Delaware limited partnership ("CIG"), (vii) 2,396,962 shares beneficially owned by Carlyle-IT International Partners, L.P., a Cayman Islands limited partnership ("CITIP"), (viii) 80,554 shares beneficially owned by Carlyle-IT International Partners II, L.P., a Cayman Islands limited partnership ("CITIPII"), and (ix) 198,661 shares beneficially owned by Carlyle-IT Partners, L.P., a Delaware limited partnership ("CITP"). TC Group, L.L.C., a Delaware limited liability company ("TC Group"), may be deemed to be the beneficial owner of 6,524,308 shares of ITC Common Stock as the general partner of CPII, CPIII, CIG, and CITP, and as the managing general partner of CIPII, CIPIII, C/SIP, CITIP and CITIPII. TCG Holdings, as a member holding a controlling interest in TC Group, may be deemed to share all rights herein described belonging to TC Group. Furthermore, because certain managing members of TCG Holdings are also managing members of Carlyle Investment Management, L.L.C., a Delaware limited liability company ("CIM"), TCG Holdings may be deemed the beneficial owner of the shares of Common Stock controlled by CIM (see footnote 4 below). The principal business address of TC Group and TCG Holdings is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington DC 20004. The principal business address of CPII, CPIII, CIG, CITP and CIM is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of CIPII, CIPIII, C/SIP, CITIP and CITIPII is Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies.

(4) Represents shares of Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Carlyle Warrants held by the State Board of Administration of the State of Florida over which CIM holds sole voting and disposition power. Because certain managing members of TCG Holdings are also managing members of CIM, CIM may be deemed to be the beneficial owner of the shares of Common Stock controlled by TCG Holdings (see footnote 3 above).

(5) Such information is derived solely from a Schedule 13G filed by the "Brahman Stockholders", which is comprised of the entities listed in the following sentence (filing as joint filers), with the SEC dated August 20, 1998 and from Form 4s dated October 9, 1998 . The Brahman Stockholders' cumulative ownership represents (i) 460,842 shares with respect to which Brahman Partners II, L.P. has shared power to vote or direct the vote and shared power to dispose or direct the disposition, (ii) 1,033,341 shares with respect to which Brahman Institutional Partners, L.P. has shared power to vote or direct the vote and shared power to dispose or direct the disposition, (iii) 1,190,719 shares with respect to which BY Partners, L.P. has shared power to vote or direct the vote and shared power to dispose or direct the disposition, (iv) 2,684,902 shares with respect to which Brahman Management, L.L.C. has shared power to vote or direct the vote and shared power to dispose or direct the disposition, (v) 1,480,309 shares with respect to which Brahman Capital Corp. has shared power to vote or direct the vote and shared power to dispose or direct the disposition (which position includes shares owned by Brahman Partners II Offshore, Ltd), and (vi) 2,974,492 shares with respect to which each of Peter A. Hochfelder, Robert J. Sobel, and Mitchell A. Kuflik have shared power to vote or direct the vote and shared power to dispose or direct the disposition. The Brahman Stockholders further report in such Schedule 13G that (i) none of the above named entities individually has the sole power to vote or direct the vote or to dispose or direct the disposition of the shares it beneficially owns, (ii) but that Brahman Management, as the sole general partner of Brahman Partners II,

   L.P., BY Partners, L.P. and Brahman Institutional Partners, L.P., has the power to vote and dispose of the shares owned by each of Brahman Partners II, L.P., BY Partners, L.P. and Brahman Institutional Partners, L.P., and
   (iii) further that Brahman Capital Corp., pursuant to investment advisory contracts and arrangements, has the power to vote and dispose of the shares owned by BY Partners, L.P. and Brahman Partners II Offshore, Ltd., a Cayman Islands exempted company. The address of Brahman Capital Corp and the affiliated reporting persons is 277 Park Avenue, 26th Floor, New York, New York 10172 except in the case of Brahman Partners II Offshore, Ltd., the address of which is c/o Citco, N.V. Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

(6) Such information is derived solely from a Schedule 13G filed by the "Libra Stockholders", which is comprised of the entities listed in the following sentence (filing as joint filers), with the SEC dated July 2, 1998. The Libra Stockholders' cumulative ownership represents (I) 1,387,531 shares owned by Libra Fund, L.P. ("Libra") and (ii) 110,045 shares of Common Stock owned by an affiliated off-shore fund (the "Fund"). The Libra Stockholders' report in such Schedule 13G that Libra Advisors, LLC ("Advisors"), an Investment Advisor to the Fund, has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 110,045 shares of Common Stock owned by the Fund. As the General Partner of Libra, Advisors has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 1,387,531 shares of Common Stock owned by Libra. Accordingly, Advisors may be deemed to be the beneficial owner of 1,497,576 shares of Common Stock, or 6.6% of the outstanding shares of Common Stock. In addition, as the sole voting member and Manager of Advisors, Ranjan Tandon may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 1,497,576 shares of Common Stock owned by Advisors or 6.6% of the outstanding shares of Common Stock. The address of Libra Fund, L.P. and affiliated reporting persons is 277 Park Avenue, 26th Floor, New York, New York 10172.

(7) Such information is derived solely from a Schedule 13G filed by the "Baron Shareholders", which is composed of the entities listed in the following sentence (filing as joint filers), with the SEC dated June 4, 1998. The Baron Stockholders is comprised of Baron Capital Group, Inc. ("BCG"), Bamco, Inc. ("BAMCO"), Baron Small Cap Fund ("BSC"), Baron Asset Fund ("BAF"), and Ronald Baron. The Baron Stockholders report in such Schedule 13G that (I) BCG, BAMCO, BSC and Ronald Baron have the shared power to vote or direct the vote of 1,200,000 shares of Common Stock; (ii) BCG, BAMCO, BAF and Ronald Baron have shared power to dispose of or direct the disposition of 1,200,000 shares of Common Stock, but that none of BCG, BAMCO, BSC, or Ronald Baron have the sole power to vote or direct the vote of or the sole power to dispose or to direct the disposition of, any Common Stock. BAMCO is a subsidiary of BCG. BSC is an investment advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory client thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates. The address of Baron Capital Group, Inc. and the affiliated reporting persons is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(8) Mr. D'Aniello is a Managing Member of TCG Holdings. Mr. D'Aniello's interest in TCG Holdings is not controlling and thus Mr. D'Aniello expressly disclaims any beneficial ownership in the shares of ITC Common Stock beneficially owned by TCG Holdings. Mr. Dolan is an employee of The Carlyle Group and holds no economic interest in either TC Group or TCG Holdings, and as such expressly disclaims any beneficial ownership in the shares of ITC Common Stock beneficially owned by any of such entities.

(9) Includes 1,000 shares of Common Stock and 1,000 Depositary Shares (convertible into 1,070 shares of Common Stock) owned by Mr. McGill's wife, as to which Mr. McGill has no voting or dispositive power, and 1,250 shares owned by McGill Resources, Inc., a company owned by Mr. McGill. Mr. McGill disclaims beneficial ownership of all such shares. Also includes 1,875 shares that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of October 15, 1998.

(10) Includes 1,081 shares of Common Stock owned by a revocable trust for Mr. Pogue's wife with respect to which Mr. Pogue is a trustee. Mr. Pogue disclaims beneficial ownership of all such shares.

(11) Includes 299,189 shares of Common Stock that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of October 15, 1998 and 6,000 Depositary Shares (convertible into 6,421 shares of Common Stock).

RECORD DATE AND ELIGIBILITY

  The close of business on October 22, 1998 was fixed as the record date for determination of holders ("Stockholders") of the Common Stock and the Convertible Preferred Stock entitled to notice of and to consent to the Charter Amendment. On that date, there were outstanding and entitled to vote 22,628,433 shares of Common Stock, and 45,819 shares of Convertible Preferred Stock convertible into 6,036,653 shares of Common Stock, for a total of 28,665,086 shares of Common Stock entitled to consent on an as-converted basis.

REQUIRED VOTE, RESULTS AND PROCEDURES

  Pursuant to Section 222(b)(1) of the Delaware General Corporation Law ("DGCL"), the affirmative vote of a majority of the outstanding stock entitled to vote on the Charter Amendment is required for its approval and the Board of Directors authorized and directed officers of the Company to solicit written consents representing sufficient shares of the Common Stock and the Convertible Preferred Stock for approval of the Charter Amendment. (The Board of Directors also reserved the right to abandon the Charter Amendment at any time, notwithstanding approval of the Stockholders, pursuant to DGCL Section 242(c).) Pursuant to Section 228(b) of the DGCL, all consents are required to be delivered within 60 days of the earliest dated consent. If the Company receives consents from holders of a majority of the shares of Common Stock entitled to consent on an as-converted basis, the Company will continue the consent solicitation until November 16, 1998 only; if a sufficient number of consents is not received by that date, the Company may extend that deadline until such time (up to a maximum of 60 days in total) as a sufficient number of consents has been received.

  A consent executed by a Stockholder may be revoked in writing at any time prior to November 16, 1998, or if later, the time that consents sufficient to approve the Charter Amendment have been received by the Company.

  Broker-non-votes, abstentions and the failure to return a signed consent will have the same effect as withholding consent to the Charter Amendment.

  The Company will provide to any stockholder, without charge, a copy of its Annual Report on Form 10-K (as amended) for the fiscal year ended March 27, 1998, upon the request of any such stockholder. Requests should be directed to the Company, Attention: Investor Relations, 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, 412-372-7701.

                                   By Order of the Board of Directors,

                                   /s/ JAMES G. KIRK

                                   James G. Kirk
                                   Secretary

October 23, 1998
Monroeville, Pennsylvania

                                                                     APPENDIX I

          FORM OF AMENDMENT TO INTERNATIONAL TECHNOLOGY CORPORATION'S
                         CERTIFICATE OF INCORPORATION

  Article FIRST of the Certificate of Incorporation of International Technology Corporation shall be amended to provide in its entirety as follows:

  FIRST: The name of the corporation is:

                              THE IT GROUP, INC.

                                     PROXY

                     INTERNATIONAL TECHNOLOGY CORPORATION

              CONSENT OF STOCKHOLDERS TO ACTION WITHOUT A MEETING
         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned, a stockholder of International Technology Corporation (the "Company") hereby consents, without prior notice and without a vote or meeting of Stockholders, with respect to all those shares of Common Stock, $0.01 par value, of International Technology Corporation (the "Company") which the undersigned holds, to the amendment of ARTICLE FIRST of the Company's Certificate of Incorporation to change the Company's name to "THE IT GROUP, INC.", all as more fully described in the Company's Consent Statement dated October 23, 1998 (receipt of which is hereby acknowledged).



------------                                                     ------------
|SEE REVERSE|                                                   |SEE REVERSE|
|   SIDE    |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     |    SIDE   |
------------                   SEE REVERSE SIDE                 -------------

[X] Please mark                                                          ____
    votes as in                                                              |
    this example.                                                            |

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL TECHNOLOGY CORPORATION

1. CHANGE OF NAME/AMENDMENT OF CERTIFICATE OF                           CONSENT
   INCORPORATION TO CHANGE THE                             CONSENT      WITHHELD
   COMPANY'S NAME TO "THE IT GROUP, INC."                    [_]          [_]


A consent executed by a stockholder may be revoked in writing at anytime prior to November 16, 1998 or, if later, the time that consents sufficient to approve the proposed amendment to the Certificate of Incorporation have been received by the Company.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]


                     Please date and sign exactly as your name or names appear hereon. If more than one owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

Signature:                                             Date:
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Signature:                                             Date:
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